Gran Tierra Energy Inc. Announces Third Quarter 2022 Results

•Third Quarter 2022 Average Production of 30,391 BOPD, Up 5% from One Year Ago
•Fourth Quarter-To-Date 2022 Average Production(1) of 32,291 BOPD
•Net Income of $39 Million, $168 Million Over The Last 12 Months
•Adjusted EBITDA(2) of $121 Million, Up 48% Year-on-Year, $462 Million Over Last 12 Months
•Net Cash Provided by Operating Activities of $109 Million, Up 82% Year-on-Year
•Funds Flow from Operations(2) of $94 Million, Up 36% Year-on-Year, $350 Million Over Last 12 Months
•Free Cash Flow(2)of $37 Million, $146 Million Over Last 12 Months
•Cash Balance of $118 Million and Net Debt(2) of $462 Million, as of September 30, 2022
•Colombia Exploration: Rose-1 Drilled and Undergoing Testing, Rig Mobilizing for Gaitas-2 Exploration Well
•Ecuador Exploration: First Two Exploration Wells Drilled in Ecuador with First Well Yielding Oil and Second Well to be Tested
CALGARY, ALBERTA, November 1, 2022, Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced the Company’s financial and operating results for the quarter ended September 30, 2022 (“the Quarter”). All dollar amounts are in United States dollars, and production amounts are on an average working interest (“WI”) before royalties basis unless otherwise indicated. Per barrel (“bbl”) and bbl per day (“BOPD”) amounts are based on WI sales before royalties. For per bbl amounts based on net after royalty (“NAR”) production, see Gran Tierra’s Quarterly Report on Form 10-Q filed November 1, 2022.
Key Highlights of the Quarter:
•Production:
◦Gran Tierra’s total average production for the Quarter was 30,391 BOPD, up 5% from third quarter 2021 (“one year ago”) and approximately flat with second quarter 2022 (“the Prior Quarter”).
◦During the Quarter, the Suroriente Block in Colombia’s Putumayo Basin experienced occasional disruptions due to localized blockades. The impact of these blockades lowered the Company’s total average production for the Quarter by approximately 920 BOPD.
◦The Company’s fourth quarter-to-date 2022 total average production(1) has been 32,291 BOPD.
•Oil Price: The Brent oil price averaged $97.70 per bbl, up 33% from one year ago, but down 13% from the Prior Quarter.
•Quality and Transportation Discount: The Company’s quality and transportation discount widened to $13.37 per bbl, up from $13.00 per bbl in the Prior Quarter and $11.50 per bbl one year ago. The increases in this discount were driven by the widening of Colombian oil price differentials relative to the Brent oil price.
•Net Income: Gran Tierra generated net income of $39 million, up 10% from one year ago, and down versus net income of $53 million in the Prior Quarter. The Company’s net income over the last 12 months was $168 million.
•Diluted Earnings Per Share: Gran Tierra generated earnings of $0.10 per share, compared to $0.14 per share in the Prior Quarter and $0.10 per share one year ago.

•Adjusted EBITDA(2): Adjusted EBITDA(2) increased by 48% to $121 million compared to $82 million one year ago, and decreased 13% from $140 million in the Prior Quarter. The trailing twelve month Adjusted EBITDA(2) was $462 million, resulting in an annualized net debt(2) to Adjusted EBITDA(2) ratio of 1.0 times.
•Net Cash Provided by Operating Activities: The Company realized net cash provided by operating activities of $109 million, up 82% from one year ago and down 24% from the Prior Quarter.
•Funds Flow from Operations(2): Funds flow from operations(2) was $94 million, up 36% from one year ago and down 10% from the Prior Quarter. Over the last 12 months, Gran Tierra’s funds flow from operations(2) was $350 million.
•Free Cash Flow(2): Gran Tierra generated free cash flow(2) of $37 million, up from $34 million one year ago and down slightly from $38 million in the Prior Quarter. During the last 12 months, the Company’s free cash flow(2) was $146 million.
•Share Buybacks:
◦NCIB: On August 29, 2022, Gran Tierra announced via press release that the Toronto Stock Exchange (“TSX”) had approved its notice of intention to make a normal course issuer bid (the “NCIB”) for its shares of common stock (the “shares”). Pursuant to the NCIB, the Company will be able to purchase up to 36,033,969 shares for cancellation, representing 10% of Gran Tierra’s public float, for a one-year period commencing on September 1, 2022, and ending on August 31, 2023.
◦Share Buybacks: Pursuant to the NCIB, during the Quarter, Gran Tierra purchased approximately 10.7 million shares, representing about 2.9% of shares outstanding, for a total purchase price of $14.4 million, at an average price of approximately $1.34 per share.
•Bond Buybacks:
◦As part of Gran Tierra’s ongoing commitment to reduce its net debt(2), during September 2022, the Company bought back approximately $20.1 million in face value of Gran Tierra’s 6.25% senior notes due February 2025 (the “2025 bonds”), representing approximately 6.7% of the outstanding 2025 bonds. The cost of the 2025 bonds’ buyback was approximately $17.3 million, representing a discount of about 14% to the face value of the 2025 bonds.
•Cash and Net Debt:
◦As of September 30, 2022, the Company had a cash balance of $118 million and net debt(2) of $462 million (net of the buyback of 2025 bonds described above).
◦Gran Tierra’s credit facility, with a capacity of up to $150 million, remains undrawn.
•Additional Key Financial Metrics:
◦Capital Expenditures: Capital expenditures of $57 million were lower than the Prior Quarter’s level of $65 million, as the majority of Gran Tierra’s capital development programs in both Acordionero and Costayaco were completed during the Prior Quarter. During the Quarter, Gran Tierra drilled three exploration wells: the Bocachico-1 well in Ecuador and the Gaitas-1 and Rose-1 wells in Colombia.
◦Oil Sales: Gran Tierra generated oil sales of $168 million, up 24% from one year ago and down 18% from the Prior Quarter. The changes in oil sales were driven by the previously described changes in Brent oil price and quality and transportation discounts over the same time periods.
◦Operating Netback(2)(3): The Company’s operating netback(2)(3) was $44.26 per bbl, up 28% from one year ago and down 26% from the Prior Quarter. As with oil sales, changes in operating netback were largely driven by the previously described changes in Brent oil price and quality and transportation discounts over the same time periods.

◦Operating Expenses: Compared to the Prior Quarter, Gran Tierra’s operating expenses increased 4% to $14.91 per bbl, up from $14.38 per bbl, due mostly to higher workover activities. Compared to one year ago, operating expenses increased by 5% on a per bbl basis, primarily as a result of higher environmental and community-related costs and lower partner recoveries as a result of temporary blockades in the Suroriente Block.
◦General and Administrative (“G&A”) Expenses: G&A expenses before stock-based compensation were $2.95 per bbl, up slightly from $2.86 per bbl in the Prior Quarter as a result of higher costs for optimization projects, and up from $2.01 per bbl one year ago due to higher costs for optimization projects and lease obligations.
◦Cash Netback: Cash netback per bbl was $33.42, compared to $37.71 in the Prior Quarter, which was only a 11% decrease despite the 13% decrease in Brent pricing. Compared to one year ago, cash netback per bbl increased 31% from $25.50.
Message to Shareholders
“Gran Tierra has generated significant free cash flow(2) of $146 million over the last twelve months, which has allowed us to execute on our share buyback plan and to strengthen our balance sheet via bond buybacks and the complete pay down of our former credit facility,” commented Gary Guidry, President and Chief Executive Officer of Gran Tierra. “We are excited about the initial exploration results that the Company has achieved in both Colombia and Ecuador. With current production(1) of 32,291 BOPD, we look forward to finishing 2022 on a strong note and are excited about our 2023 development and exploration capital programs and ongoing share and bond buybacks.”
Operations Update:
•Ecuador Exploration:
◦Chanangue Block - Bocachico-1 Well:
▪Bocachico-1 was the first well drilled by Gran Tierra in Ecuador. After the previously disclosed initial production testing of the deepest zone, the T Sand, the Company moved uphole and tested the U Sand which was water-bearing. The Company plans to stimulate the T Sand and place it on a long-term production test before moving uphole to test the Basal Tena formation.
◦Charapa Block - Charapa Norte-1 Well:
▪Gran Tierra’s second Ecuador well has finished drilling and is being cased to the total depth of the well. A core was cut in the Hollin Sand which had oil shows throughout the 60 feet (“ft”) of core, with 40 ft of potential oil pay identified. The Company plans to production test this well during November 2022.
•Colombia Exploration:
◦ALEA-1848A Block - Rose-1 Well:
▪The well was drilled to a total depth of 10,885 ft and cased. The Company production tested the N Sand over a 72-hour period (October 29-Novemer 1, 2022). During this period, the well flowed naturally (without a pump) at average stabilized rates of 242 BOPD of 15 degree API gravity and 2 bbl of water per day, with a gas-oil ratio of 10 standard cubic feet of gas per bbl of oil.
◦Midas Block - Gaitas-1 and -2 Wells:
▪Based on the encouraging results of the Gaitas-1 exploration well, the Company mobilized a drilling rig to the Gaitas pad and on October 27, 2022, spud the Gaitas-2 exploration well.
▪The Company expects Gaitas-2 to target multiple reservoir zones in a location that is structurally higher than the Gaitas-1 well, in a planned effort to test the Lisama Formation and the deeper Umir Sand further away from possible oil-water contacts.

Financial and Operational Highlights (all amounts in $000s, except per share and bbl amounts)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2022	2021	2022	2022	2021

Net Income (Loss)	$38,663	$35,007	$52,972	$105,754	$(20,042)
Per Share - Basic	$0.11	$0.10	$0.14	$0.29	$(0.05)
Per Share - Diluted	$0.10	$0.10	$0.14	$0.28	$(0.05)

Oil Sales	$168,397	$135,319	$205,785	$548,751	$327,435
Operating Expenses	(41,837)	(38,448)	(39,494)	(116,266)	(95,366)
Transportation Expenses	(2,417)	(3,130)	(2,513)	(7,764)	(8,731)
Operating Netback(2)(3)	$124,143	$93,741	$163,778	$424,721	$223,338

G&A Expenses Before Stock-Based Compensation	$8,284	$5,444	$7,847	$23,910	$19,394
G&A Stock-Based Compensation (Recovery) Expense	(170)	1,053	1,989	6,376	6,597
G&A Expenses, Including Stock Based Compensation	$8,114	$6,497	$9,836	$30,286	$25,991

Adjusted EBITDA(2)	$121,236	$81,804	$140,113	$380,727	$160,007

EBITDA(2)	$117,138	$95,625	$146,048	$369,936	$146,408

Net Cash Provided by Operating Activities	$108,824	$59,667	$143,197	$355,846	$138,821

Funds Flow from Operations(2)	$93,746	$69,103	$103,625	$284,681	$121,348

Capital Expenditures	$57,035	$34,839	$65,199	$163,717	$109,650

Free Cash Flow(2)	$36,711	$34,264	$38,426	$120,964	$11,698

Average Daily Volumes (BOPD)
WI Production Before Royalties	30,391	28,957	30,607	30,123	25,501
Royalties	(6,919)	(5,585)	(7,392)	(6,948)	(4,531)
Production NAR	23,472	23,372	23,215	23,175	20,970
Decrease (Increase) in Inventory	44	461	(368)	(141)	(105)
Sales	23,516	23,833	22,847	23,034	20,865
Royalties, % of WI Production Before Royalties	23%	19%	24%	23%	18%

Per bbl
Brent	$97.70	$73.23	$111.98	$102.48	$67.97
One Month Forward Brent (“M+1”) Adjustment(4)	(6.49)	—	—	(2.23)	—
Quality and Transportation Discount	(13.37)	(11.50)	(13.00)	(12.98)	(10.50)
Royalties	(17.81)	(11.81)	(24.07)	(20.11)	(10.17)
Average Realized Price	60.03	49.92	74.91	67.16	47.30

Transportation Expenses	(0.86)	(1.15)	(0.91)	(0.95)	(1.26)
Average Realized Price Net of Transportation Expenses	59.17	48.77	74.00	66.21	46.04
Operating Expenses	(14.91)	(14.18)	(14.38)	(14.23)	(13.78)
Operating Netback(2)(3)	44.26	34.59	59.62	51.98	32.26
G&A Expenses Before Stock-Based Compensation	(2.95)	(2.01)	(2.86)	(2.93)	(2.80)
Realized Foreign Exchange Gain	1.83	0.30	0.59	0.69	0.16
Cash Settlements on Derivative Instruments	(0.08)	(2.70)	(6.48)	(3.26)	(6.51)
Interest Expense, Excluding Amortization of Debt Issuance Costs	(3.80)	(4.69)	(4.03)	(4.04)	(5.59)
Net Lease Payments	0.16	0.01	0.13	0.11	—
Current Income Tax Expense	(6.00)	—	(9.26)	(7.72)	—
Cash Netback(2)	$33.42	$25.50	$37.71	$34.83	$17.52

Share Information (000s)
Common Stock Outstanding, End of Period	358,149	367,038	368,872	358,149	367,038
Weighted Average Number of Common and Outstanding Stock - Basic	367,305	366,993	368,571	367,754	366,986
Weighted Average Number of Common and Outstanding Stock - Diluted	371,311	367,741	374,234	372,388	366,986

(1) Gran Tierra’s fourth quarter-to-date 2022 total Company average production is for the month of October, 2022.
(2) Funds flow from operations, operating netback, net debt, cash netback, earnings before interest, taxes and depletion, depreciation and accretion (“DD&A”) (“EBITDA”) and EBITDA adjusted for non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, stock-based compensation expense, other non-cash loss, unrealized derivative instruments gains or losses and other financial instruments gains or losses (“Adjusted EBITDA”), cash flow, free cash flow and net debt are non-GAAP measures and do not have standardized meanings under generally accepted accounting principles in the United States of America (“GAAP”). Cash flow refers to funds flow from operations. Free cash flow refers to funds flow from operations less capital expenditures. Refer to “Non-GAAP Measures” in this press release for descriptions of these non-GAAP measures and, where applicable, reconciliations to the most directly comparable measures calculated and presented in accordance with GAAP.
(3) Operating netback as presented is defined as oil sales less operating and transportation expenses. See the table titled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.
(4) During the three months ended September 30, 2022, Gran Tierra entered into new marketing arrangements moving from the Brent monthly average of the month of delivery (“M pricing”) to the Brent monthly average following the month of deliveries (“M+1 Brent”). The Company’s revenue was negatively impacted as the Brent monthly average decreased throughout the quarter.

Conference Call Information:
Gran Tierra will host its third quarter 2022 results conference call on Thursday, November 3, 2022, at 9:00 a.m. Mountain Time, 11:00 a.m. Eastern Time. Interested parties may access the conference call by registering at the following link: https://register.vevent.com/register/BIc0622cc75d4145a8a0ace1a0dfb68ca8. The call will also be available via webcast at www.grantierra.com.
Corporate Presentation:
Gran Tierra’s Corporate Presentation has been updated and is available on the Company website at www.grantierra.com.
Contact Information
For investor and media inquiries please contact:

Gary Guidry
President & Chief Executive Officer

Ryan Ellson
Executive Vice President & Chief Financial Officer

Rodger Trimble
Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.
Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Information on the Company’s website (including the Sustainability Report) does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.
Gran Tierra’s Securities and Exchange Commission filings are available on the SEC website at http://www.sec.gov. The Company's Canadian securities regulatory filings are available on SEDAR at http://www.sedar.com and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.
Forward Looking Statements and Legal Advisories:
This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). The use of the words “expect”, “plan”, “can,” “will,” “should,” “guidance,” “forecast,” “signal,” “progress” and “believes”, derivations thereof and similar terms identify forward-looking statements. In particular, but without limiting the foregoing, this press release contains forward-looking statements regarding: the Company's expected future production and free cash flow, the Company’s targeted cash balance and uses of excess free cash flow, the Company’s drilling program and the Company's expectations as to debt repayment, share repurchases, commodity prices and its positioning for the remainder of 2022. The forward- looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, pricing and cost estimates (including with respect to commodity pricing and exchange rates), and the general continuance of assumed operational, regulatory and industry conditions in Colombia and Ecuador, and the ability of Gran Tierra to execute its business and operational plans in the manner currently planned.
Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: Gran Tierra's operations are located in South America and unexpected problems can arise due to guerilla activity, strikes, local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; other disruptions to local operations; global health events (including the ongoing COVID-19 pandemic); global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including inflation and changes resulting from a global health crisis, the Russian invasion of Ukraine, or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; changes in commodity prices, including volatility or a decline in these prices relative to historical or future expected levels; the risk that current global economic and credit conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; prices and markets for oil and natural gas are unpredictable and volatile; the effect of hedges; the accuracy of productive capacity of any particular field; geographic, political and weather conditions can impact the production, transport or sale of our products; the ability of Gran Tierra to execute its business plan and realize expected benefits from current initiatives; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; volatility or declines in the trading price of our common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra's ability to obtain a new credit agreement and to comply with financial covenants in its credit agreement and indentures and make borrowings under any credit agreement; and the risk factors detailed from time to time in Gran Tierra's periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption “Risk Factors” in Gran Tierra's Annual Report on Form 10-K for the year ended December 31, 2021 and its other filings with the Securities and Exchange Commission. These filings are available on the Securities and Exchange Commission website at http://www.sec.gov and on SEDAR at www.sedar.com.
The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management's experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risk and uncertainties, many of which are beyond Gran Tierra's control, which may cause actual results to differ materially from those implied or expressed by the forward looking statements. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra's business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.
Non-GAAP Measures
This press release includes non-GAAP financial measures as further described herein. These non-GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as alternatives to net income or loss, cash flow from operating activities or other measures of financial performance as determined in accordance with GAAP. Gran Tierra’s method of calculating these measures may differ from other companies and, accordingly, they may not be comparable to similar measures used by other companies. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as to not imply that more emphasis should be placed on the non-GAAP measure.
Operating netback as presented is defined as oil sales less operating and transportation expenses. See the table entitled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.
Cash netback as presented is defined as net income or loss adjusted for depletion, depreciation and accretion (“DD&A”) expenses, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gain or loss, derivative instruments gain or loss, cash settlement on derivative instruments, gain on re-purchase of Senior Notes, and other financial instruments gain or loss. Management believes that operating netback and cash netback are useful supplemental measures for investors to analyze financial performance and provide an indication of the results generated by Gran Tierra’s principal business activities prior to the consideration of other income and expenses. A reconciliation from net income (loss) to cash netback is as follows:

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
Cash Netback - (Non-GAAP) Measure ($000s)	2022	2021	2022	2022	2021
Net income (loss)	$38,663	$35,007	$52,972	$105,754	$(20,042)
Adjustments to reconcile net income (loss) to cash netback
DD&A expenses	45,320	38,055	42,216	128,499	98,300

Deferred tax expense	4,914	8,955	13,241	36,868	26,809
Stock-based compensation (recovery) expense	(170)	1,053	1,989	6,376	6,597
Amortization of debt issuance costs	751	907	1,131	2,769	2,682
Non-cash lease expense	851	408	747	2,009	1,222
Lease payments	(402)	(384)	(388)	(1,134)	(1,239)
Unrealized foreign exchange loss	6,636	3,465	4,341	6,138	16,945
Derivative instruments loss	—	2,603	5,172	26,611	47,540
Cash settlements on derivative instruments	(219)	(7,332)	(17,796)	(26,611)	(45,041)
Gain on re-purchase of Senior Notes	(2,598)	—	—	(2,598)	—
Other financial instruments (gain) loss	—	(13,634)	—	—	(12,425)
Cash netback	$93,746	$69,103	$103,625	$284,681	$121,348

EBITDA, as presented, is defined as net income or loss adjusted for DD&A expenses, interest expense and income tax expense or recovery. Adjusted EBITDA, as presented, is defined as EBITDA adjusted for non-cash lease expense, lease payments, unrealized foreign exchange gain or loss, stock-based compensation expense or recovery, other non-cash gain or loss, unrealized derivative instruments gain or loss, gain on repurchase of Senior Notes, and other financial instruments gain or loss. Management uses this supplemental measure to analyze performance and income generated by our principal business activities prior to the consideration of how non-cash items affect that income, and believes that this financial measure is useful supplemental information for investors to analyze our performance and our financial results. A reconciliation from net income (loss) to EBITDA and adjusted EBITDA is as follows:

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,		Twelve Month Trailing September 30,
EBITDA - (Non-GAAP) Measure ($000s)	2022	2021	2022	2022	2021	2022
Net income (loss)	$38,663	$35,007	$52,972	$105,754	$(20,042)	$168,278
Adjustments to reconcile net income (loss) to EBITDA and Adjusted EBITDA
DD&A expenses	45,320	38,055	42,216	128,499	98,300	170,073
Interest expense	11,421	13,608	12,194	35,743	41,355	48,769
Income tax expense	21,734	8,955	38,666	99,940	26,795	53,799
EBITDA	$117,138	$95,625	$146,048	$369,936	$146,408	$440,919
Non-cash lease expense	851	408	747	2,009	1,222	2,454
Lease payments	(402)	(384)	(388)	(1,134)	(1,239)	(1,516)
Unrealized foreign exchange loss	6,636	3,465	4,341	6,138	16,945	11,072
Stock-based compensation (recovery) expense	(170)	1,053	1,989	6,376	6,597	8,175
Other non-cash loss	—	—	—	—	—	44
Unrealized derivative instruments (gain) loss	(219)	(4,729)	(12,624)	—	2,499	(12,088)
Gain on re-purchase of Senior Notes	(2,598)	—	—	(2,598)	—	(2,598)
Other financial instruments (gain) loss	—	(13,634)	—	—	(12,425)	15,794
Adjusted EBITDA	$121,236	$81,804	$140,113	$380,727	$160,007	$462,256

Funds flow from operations, as presented, is defined as net income or loss adjusted for DD&A expenses, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gain or loss, derivative instruments gain or loss, cash settlement on derivative instruments, gain on re-purchase of Senior Notes, other financial instruments gain or loss, and other non-cash gain or loss. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income or loss, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. Free cash flow, as presented, is defined as funds flow from operations adjusted for capital expenditures. Management uses this financial measure to analyze cash flow generated by our principal business activities after capital requirements and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net income (loss) to both funds flow from operations and free cash flow is as follows:

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,		Twelve Month Trailing September 30,
Funds Flow From Operations - (Non-GAAP) Measure ($000s)	2022	2021	2022	2022	2021	2022
Net income (loss)	$38,663	$35,007	$52,972	$105,754	$(20,042)	$168,278
Adjustments to reconcile net income (loss) to funds flow from operations
DD&A expenses	45,320	38,055	42,216	128,499	98,300	170,073
Deferred tax expense	4,914	8,955	13,241	36,868	26,809	(13,766)
Stock-based compensation (recovery) expense	(170)	1,053	1,989	6,376	6,597	8,175
Amortization of debt issuance costs	751	907	1,131	2,769	2,682	3,896
Non-cash lease expense	851	408	747	2,009	1,222	2,454
Lease payments	(402)	(384)	(388)	(1,134)	(1,239)	(1,516)
Unrealized foreign exchange loss	6,636	3,465	4,341	6,138	16,945	11,072
Derivative instruments loss	—	2,603	5,172	26,611	47,540	27,909
Cash settlements on derivative instruments	(219)	(7,332)	(17,796)	(26,611)	(45,041)	(39,997)
Gain on re-purchase of Senior Notes	(2,598)	—	—	(2,598)	—	(2,598)
Other financial instruments (gain) loss	—	(13,634)	—	—	(12,425)	15,794
Other non-cash loss	—	—	—	—	—	44
Funds flow from operations	$93,746	$69,103	$103,625	$284,681	$121,348	$349,818
Capital expenditures	$57,035	$34,839	$65,199	$163,717	$109,650	$203,946
Free cash flow	$36,711	$34,264	$38,426	$120,964	$11,698	$145,872

Net debt as of September 30, 2022, is defined as GAAP total debt before deferred financing fees ($580 million) less cash ($118 million).
Presentation of Oil and Gas Information
References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra’s reported production is a mix of light crude oil and medium and heavy crude oil for which there is not a precise breakdown since the Company’s oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.
This press release contains certain oil and gas metrics, including operating netback and cash netback, which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. These metrics are calculated as described in this press release and management believes that they are useful supplemental measures for the reasons described in this press release.
Such metrics have been included herein to provide readers with additional measures to evaluate the Company’s performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.